Exhibit 23.4

16 March 2021

Korhan Öz

Chief Financial Officer

D-Market Elektronik Hizmetler ve Ticaret Anonim Şirketi

Kuştepe Mahallesi Mecidiyeköy Yolu

Cadde no: 12 Trump Towers Kule 2 K2

Şişli 34387 İstanbul, Turkey

Dear Mr. Öz,

We, Arthur D. Little Danışmanlık Hizmetleri Limited Şirketi, hereby consent to the use of our name in the Registration Statement on Form F-1 (together with any amendments or supplements thereto, the “Registration Statement”) to be filed by D-Market Elektronik Hizmetler ve Ticaret Anonim Şirketi (“Hepsiburada”) with the Securities and Exchange Commission and the references to the Arthur D. Little Danışmanlık Hizmetleri Limited Şirketi market research prepared for Hepsiburada, wherever appearing in the Registration Statement, including, but not limited to, the references to our company under the sections titled “Market and Industry Data,” “Prospectus Summary,” “Industry Overview,” “ Business,” and “Experts” in the Registration Statement.

We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

Signed:	/s/ Samih Coşkun Baban

Name: Samih Coşkun Baban

Title: Board Member, ADL Turkey

Arthur D. Little Danışmanlık Hizmetleri Limited Şirketi